UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 8, 2018

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 9, 2018, Enservco Corporation (the “Company”) issued a press release providing updates regarding its operations and other matters.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2018, Tucker L. Franciscus notified Enservco Corporation (the “Company”) of his resignation as Chief Financial Officer, Executive Vice President and Secretary of the Company, as well as all positions held with the Company’s subsidiaries, effective January 31, 2018 the “Separation Date”). Mr. Franciscus’ resignation was not the result of any disagreement with the Company, its Board of Directors (the “Board”), or management, or any matter relating to the Company’s operations, policies or practices.

The Company also entered into an Executive Severance and Consulting Agreement with Mr. Franciscus on January 8, 2018 (the “Severance Agreement”), under which Mr. Franciscus will serve as a consultant to the Company until May 31, 2018 and be paid a monthly consulting fee of $20,000. The Severance Agreement also provides for certain modified severance compensation and benefits to Mr. Franciscus in lieu of and in settlement of the compensation and benefits to be paid to Mr. Franciscus upon termination of his employment. Also, pursuant to the terms of the Severance Agreement, (i) Mr. Franciscus’ vested options representing 266,666 shares of the Company’s common stock will remain exercisable through May 31, 2018. The Severance Agreement contains other standard provisions contained in agreements of this nature including restrictive covenants concerning confidentiality, non-competition, non-solicitation and non-disparagement, and a general release of any and all claims Mr. Franciscus may have against the Company, its directors, officers and associated persons.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, effective February 1, 2018, the Board of Directors of the Company appointed Dustin Bradford, the Company’s Chief Accounting Officer and Controller, as the Company’s Chief Financial Officer.

Bradford, age 36, has been with the Company since June 2017. Prior thereto, from March 2016 to June 2017, he was Controller for TapInfluence, Inc. From July 2010 to January 2016, he was employed with Black Creek Diversified Property Fund Inc., formerly known as Dividend Capital Diversified Property Fund Inc., as Assistant Controller and Financial Reporting Manager.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Severance and Consulting Agreement dated January 8, 2018 – Tucker L. Franciscus.
99.1	Press Release dated January 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: January 9, 2018.	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Severance and Consulting Agreement dated January 8, 2018 – Tucker L. Franciscus.
99.1	Press Release dated January 9, 2018.